UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2007

uVuMobile, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-26809	91-1962104
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2160 Satellite Boulevard, Suite 130,
Duluth, Georgia 30097
(Address of Principal Executive Offices)  (Zip Code)

(770) 279-3100
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 12, 2007, and with immediate effect, Glenn Singer and Michael Criden, the Company’s current Directors, appointed William J. Loughman and Rick Seifert to fill two Board vacancies and serve as Directors until the next annual meeting of the Company’s stockholders and thereafter until their successors are elected and have qualified.  Pending a determination on independence, at the next Board meeting, the Directors anticipate that Mr. Seifert will be appointed to the Audit Committee and/or the Compensation Committee of the Board of Directors, at which time the Company will file a Current Report on Form 8-K with the Securities and Exchange Commission (the “SEC”) disclosing such appointment(s).

As new members of the Board of Directors, Mr. Loughman and Mr. Seifert were each granted an option under the Company’s 2005 Equity Incentive Plan to purchase 250,000 shares of its common stock, subject to vesting requirements, at an exercise price equal to the closing sales price of the Company’s common stock on the NASDAQ OTC Bulletin Board on September 12, 2007. Subject to the Company’s cash position and needs, Mr. Seifert will be paid $500 for each telephonic Board meeting and $1,500 plus reasonable reimbursable expenses for each Board meeting attended in person. If Mr. Seifert serves on any of the Company’s Board committees, then he will receive an additional option to purchase 25,000 shares of common stock per committee per year. If he becomes a committee chair, he will receive an additional option to purchase 10,000 shares of common stock per committee.  All of the foregoing options, once granted, will vest quarterly over the subsequent 12 months. In the unlikely event that Mr. Loughman or Mr. Seifert is unable to fulfill his entire term as a Board member, the Company will make a pro rata allocation of the options earned through the date of termination to the terminating director in accordance with the terms of the option agreements.

There are no current or proposed transactions between the Company and Mr. Loughman or his immediate family, or between the Company and Mr. Seifert or his immediate family, requiring disclosure under Rule 404(a) of Regulation S-K promulgated by the SEC.

On September 12, 2007, the Company issued a press release announcing the appointment of Mr. Loughman and Mr. Seifert to its Board of Directors.

Item 9.01	Financial Statements and Exhibits.

  (d)  Exhibits.

Exhibit No.	Description

99.1	Press Release dated September 12, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

uVuMobile, Inc.

Date: September 14, 2007	By:	/s/ William J. Loughman
William J. Loughman
Interim President and Chief Executive Officer,
and Chief Financial Officer